UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2006

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On August 1, 2006, Adobe Systems Incorporated issued a press release providing an intra-quarter business update for its third fiscal quarter ending September 1, 2006.  A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report and the exhibit attached hereto are being furnished and shall not be deemed filed for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

The attached press release includes forcasted non-GAAP earnings per share and forcasted non-GAAP operating margin for the third quarter of fiscal 2006.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Adobe believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Adobe’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Adobe’s results of operations in conjunction with the corresponding GAAP measures.

For our internal budgeting and resource allocation process, Adobe’s management uses financial information that does not include: (a) the stock-based compensation impact of SFAS 123R, (b) restructuring and other charges,  (c) amortization of purchased intangibles and incomplete technology, (d) amortization of Macromedia deferred compensation, (e) tax differences related to the timing and deductibility of the Macromedia acquisition-related charges, and (f) tax differences related to the timing and deductibility of SFAS 123R stock-based compensation.  Adobe’s management uses these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding Adobe’s operational performance and gives us a better understanding of how we should invest in research and development and fund infrastructure and go-to-market strategies.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results.  We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements.

As described above, Adobe excludes the following items from one or more of its non-GAAP measures:

A.            Stock compensation impact of SFAS 123(R).   These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123(R). Prior to the adoption of SFAS 123(R) in fiscal 2006, Adobe did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements.  As Adobe applies SFAS 123(R), we believe that it is useful to investors to understand the impact of the application of SFAS 123(R) to our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.  While stock-based compensation expense calculated in accordance with SFAS 123(R) constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by Adobe and because such expense is not used by management to assess the core profitability of our business operations.

B.            Restructuring and other charges.   Adobe incurred Board of Director approved restructuring charges associated with realigning its business upon the acquisition of Macromedia in December 2005.  These actions were taken to eliminate certain duplicative activities, focus our resources on future growth opportunities and reduce our cost structure.  In connection with the worldwide restructuring plan, Adobe recognized costs related to termination benefits for former Adobe employees whose positions were eliminated and for the closure of Adobe facilities.  We also recognized costs related to the cancellation of certain contracts held by Adobe.  Adobe excludes these items because these expenses are not reflective of ongoing operating results in the current period.  It is possible, however, that additional charges related to its facility leases may be incurred for various reasons including changes in cost estimates, the date the facility is vacated, subtenant leases, etc.

C.            Amortization of purchased intangibles and incomplete technology.   Adobe incurs amortization of purchased intangible assets primarily in connection with its acquisition of Macromedia in December 2005.  Adobe also incurred a charge related to incomplete technology in connection with a small acquisition.  Purchased intangibles include (1) developed technology and (2) core technology and patents. Developed technology relates primarily to Macromedia products across all of Macromedia product lines that had reached technological feasibility as of December 2005. Core technology and patents represent primarily a combination of Macromedia’s processes, patents and trade secrets developed through years of experience in design and development of their products. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated.  Although, the intangible assets generate revenue for Adobe, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance, liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.

D.            Amortization of Macromedia deferred compensation.   Adobe is amortizing deferred compensation related to unvested options assumed in connection with its acquisition of Macromedia in December 2005. The deferred compensation is expected to be fully amortized by the end of fiscal 2007.  Adobe excludes this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures which exclude this item provide meaningful supplemental information regarding our operational performance, liquidity, and our ability to invest in research and development and fund acquisitions and capital expenditures.

E.             Tax differences related to the timing and deductibility of the Macromedia acquisition-related charges.   These amounts are independent and not reflective of Adobe’s ongoing operating results and are excluded on such a basis consistent with the explanations provided above.

F.             Tax differences related to the timing and deductibility of SFAS 123R stock-based compensation.   These amounts are dependent on the trading price of Adobe’s common stock and the timing and exercise by employees of their stock options. As such, they have no direct correlation to Adobe’s operation of its business.

Adobe believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Adobe’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Adobe’s financial results in conjunction with the corresponding GAAP measures and that is why Adobe qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.

Adobe believes that where the adjustments used in calculating forcasted non-GAAP operating margin and forcasted non-GAAP earnings per share, net of tax effect of non-GAAP adjustments, and are based on specific, identified amounts that impact different line items in the Condensed Consolidated Statements of Income that it is useful to investors to understand how these specific line items in the Condensed Consolidated Statements of Income are affected by these adjustments for the following reasons:

A.            Operating Margin.   Excluding stock-based compensation expense related to employee stock options and employee stock purchases from operating margin calculations assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature. Excluding the impact from the amortization of Macromedia deferred compensation, restructuring charges and the amortization of purchased intangibles and incomplete technology assists investors in evaluating period-over-period changes without giving effect to these charges which are a function of prior period acquisition transactions rather than the underlying operating activities of the period forcasted.

B.            Earnings Per Share, Net of Tax Effect of Non-GAAP Adjustments.   Excluding stock-based compensation expense related to employee stock options and employee stock purchases from the calculation of earnings per share assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature. Excluding the impact from (a) the amortization of Macromedia deferred compensation, (b) restructuring charges, and (c) the amortization of purchased intangibles and incomplete technology assists investors in evaluating period-over-period changes without giving effect to these charges which are a function of acquisition transactions rather than the underlying operating activities of the forcasted period.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press release dated August 1, 2006 entitled “Adobe Systems Provides Intra-Quarter Business Update.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Adobe has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: August 1, 2006	By:	/s/ RANDY FURR
Randy Furr
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 1, 2006 entitled “Adobe Systems Provides Intra-Quarter Business Update.”